UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 17, 2025
Date of Report (Date of earliest event reported)
__________________________________________
MillerKnoll, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15141	38-0837640
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

855 East Main Avenue, Zeeland, MI 49464
(Address of principal executive offices and zip code)
(616) 654-3000
(Registrant's telephone number, including area code)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.20 per share	MLKN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On April 17, 2025 (the “Closing Date”), MillerKnoll, Inc., a Michigan corporation (the “Company”), entered into an Amendment No. 3 to Credit Agreement (the “Amendment”) by and among the Company, certain subsidiaries of the Company party thereto, the Lenders (as defined below) party thereto, Goldman Sachs Bank USA (“Goldman Sachs”), as administrative agent for the Term Loan B Facility (as defined below) (the “Term Administrative Agent”), and Wells Fargo Bank, National Association, as administrative agent for the Pro Rata Facilities (as defined below) (the “PR Administrative Agent”; together with the Term Administrative Agent, collectively, the “Administrative Agents”), which amends that certain Credit Agreement, dated as of July 19, 2021 (as amended prior to the Closing Date, the “Existing Agreement”; the Existing Agreement as amended by the Amendment, the “Credit Agreement”), among the Company, the lenders and other parties from time to time party thereto (the “Lenders”), the Administrative Agents, and Goldman Sachs, as collateral agent, which Existing Agreement provides for senior secured financing of $1,750.0 million, consisting of a term loan A facility (the “Existing Term Loan A Facility”) in an aggregate principal amount of $400.0 million, a term loan B facility (the “Existing Term Loan B Facility”) in an aggregate principal amount of $625.0 million and a revolving credit facility (the “Existing Revolving Credit Facility”) in an aggregate principal amount of up to $725.0 million, including a letter of credit sub-facility of up to $50.0 million.

The Amendment amended the Existing Agreement to, among other things, (i) refinance and extend the Existing Term Loan A Facility with a new term loan A facility (the “Refinanced Term Loan A Facility”) in an aggregate principal amount of $400.0 million, (ii) refinance and extend the Existing Revolving Credit Facility with a new revolving credit facility (the “Refinanced Revolving Credit Facility”; together with the Refinanced Term Loan A Facility, the “Pro Rata Facilities”, and the Pro Rata Facilities together with the Existing Term Loan B Facility, the “Senior Facilities”) in an aggregate principal amount of up to $725.0 million, including a letter of credit sub-facility of up to $50.0 million, and (iii) amend the maximum permitted first lien secured net leverage ratio under the Credit Agreement as set forth below.

Proceeds of the loans borrowed under the Pro Rata Facilities on the Closing Date were used, in part, to repay the Existing Term Loan A Facility and the Existing Revolving Credit Facility and to pay related fees and expenses. As of the Closing Date, after giving effect to the Pro Rata Facilities and all borrowings on the Closing Date, (x) the Credit Agreement provided for Senior Facilities in an aggregate principal amount of $1,750.0 million and (y) the Refinanced Revolving Credit Facility had outstanding borrowings in an aggregate principal amount of $385.0 million. Proceeds of any loans under the Refinanced Revolving Credit Facility borrowed after the Closing Date and letters of credit will be used for general corporate purposes.

The Senior Facilities are guaranteed by certain of the Company’s wholly owned domestic subsidiaries and are secured by substantially all assets of the Company and of each subsidiary guarantor, in each case subject to certain exceptions.

Borrowings under the Pro Rata Facilities bear interest at a rate per annum equal to, at the Company’s option, either (x)(1) Term SOFR or Daily Simple SOFR for loans denominated in U.S. dollars or (2) Daily SONIA for loans denominated in pounds sterling (in each case, subject to a 0.00% floor) (such loans, collectively, “RFR Loans”), (y) solely in respect of borrowings under the Refinanced Revolving Credit Facility, (1) EURIBOR for loans denominated in euros or (2) CIBOR for loans denominated in Danish krone (in each case, subject to a 0.00% floor) (such loans, collectively, “Eurocurrency Loans”), or (z) a base rate (such loans, “ABR Loans”), in each case plus an applicable margin of, initially, (i) in the case of borrowings under the Refinanced Term Loan A Facility, 1.75% for RFR Loans and 0.75% for ABR Loans, and (ii) in the case of borrowings under the Refinanced Revolving Credit Facility, 1.75% for RFR Loans and Eurocurrency Loans and 0.75% for ABR Loans. The applicable margin for borrowings under each of the Pro Rata Facilities varies depending on the Company’s first lien secured net leverage ratio. The Company is also required to pay a commitment fee initially equal to 0.25% per annum to the lenders under the Refinanced Revolving Credit Facility in respect of the unutilized commitments thereunder. The commitment fee under the Refinanced Revolving Credit Facility varies depending on the Company’s first lien secured net leverage ratio.

The Refinanced Term Loan A Facility matures on the five-year anniversary of the Closing Date and amortizes in equal quarterly installments starting with the first full fiscal quarter after the Closing Date, of (i) for the first four full fiscal quarters following the Closing Date, 0.625% of the initial principal amount, (ii) for the next eight fiscal quarters, 1.25% of the initial principal amount, (iii) for the next four fiscal quarters, 1.875% of the initial principal amount, and (iv) thereafter, 2.50% of the initial principal amount. The Refinanced Revolving Credit Facility matures on the five-year anniversary of the Closing Date.

The Company may generally prepay outstanding loans under the Pro Rata Facilities at any time, without prepayment premium or penalty, subject to customary “breakage” costs with respect to RFR Loans and Eurocurrency Loans.

The Pro Rata Facilities require that the Company maintain a maximum first lien secured net leverage ratio, as defined in the Credit Agreement, of 4.00 to 1.00 as of the last day of each fiscal quarter for which financials have been (or were required to be) delivered. At the Company’s election, following certain permitted acquisitions and no more than twice following the Closing Date, such ratio may be temporarily increased by up to 0.50 to 1.00.

The foregoing description of the Amendment, the Credit Agreement, and the Senior Facilities is not intended to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No. Description

4.1
Amendment No. 3 to Credit Agreement, dated as of April 17, 2025, by and among MillerKnoll, Inc., certain subsidiaries of MillerKnoll, Inc. party thereto, the lenders and other parties party thereto, Goldman Sachs Bank USA, as administrative agent for the term loan b facility, and Wells Fargo Bank, National Association, as administrative agent for the pro rata facilities

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	April 21, 2025	MillerKnoll, Inc.
		By:	/s/ Jeffrey M. Stutz
Jeffrey M. Stutz Chief Financial Officer